UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2011 (June 9, 2011)

UNION DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51630	16-1537048
(Commission File Number)	(I.R.S. Employer Identification No.)

4055 International Plaza, Suite 610, Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(817) 735-8793

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of Union Drilling, Inc. (the “Company”) was held on Thursday, June 9, 2011, in the Company’s corporate offices at 4055 International Plaza, Suite 610, Fort Worth, Texas.

The Company had 23,188,845 shares of common stock eligible to vote at the 2011 Annual Meeting; 22,610,672 shares were voted. The final results of voting on each of the matters submitted to a vote of stockholders at the 2011 Annual Meeting are as follows:

1.	Stockholders elected each of the Company’s three Class II nominees for director to serve for a three year term to expire at the 2014 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Thomas H. O’Neill, Jr.	15,764,478	5,240,506	0	1,605,688
Gregory D. Myers	18,856,016	2,148,968	0	1,605,688
Christopher D. Strong	20,578,352	426,632	0	1,605,688

2.	Stockholders approved the advisory (non-binding) vote on the Company’s executive compensation program for its named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,506,137	134,947	363,900	1,605,688

3.	The option to hold advisory (non-binding) votes on the compensation of the Company’s named executive officers every three years received a majority of the votes cast.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
8,538,399	16,007	11,533,102	917,476	1,605,688

4.	Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for 2011, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,326,585	59,509	224,578	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION DRILLING, INC.

Date: June 10, 2011	By:	/s/ Christopher D. Strong
Christopher D. Strong, President and Chief Executive Officer